Exhibit (a)(1)(B)

Letter of Transmittal

For the Offer by

CADELER PLC

to Exchange Each Outstanding Share of

CADELER A/S

for

One Share of Cadeler plc

(upon the terms and subject to the conditions described in the prospectus/offer to exchange and this letter of transmittal)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON OCTOBER 28, 2026, UNLESS EXTENDED OR TERMINATED.

The Exchange Agent for the Offer is:

Computershare Inc.

For Delivery by 5:00 P.M., Eastern Time on October 28, 2026 to:

Computershare Inc.

Voluntary Corporate Actions

150 Royall Street, Suite V

Canton, Massachusetts 02021

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Exchange Agent. You must sign this Letter of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete the Substitute Form W-9 set forth below or an appropriate IRS Form W-8, as applicable.

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

ACCOUNT NUMBER                          BOOK-ENTRY / DRS / DIRECT REGISTRATION                          TOTAL CADELER SHARES                         TOTAL CADELER    ADSs                          TOTAL    SHARES                          ISSUE NUMBER

DESCRIPTION OF CADELER SHARES AND/OR CADELER ADSs TENDERED[1]
Account Registration
(Name(s) and Address(es) of Registered Holder(s))
 Please fill in, if blank, exactly as name(s) appear(s) on the applicable security position listing or registration records
Please make any address correction below	Cadeler Share(s) and/or Cadeler ADS(s) Tendered (Please attach additional signed list, if necessary)
☐ indicates permanent address change	Indicate Book- Entry / DRS / Direct Registration	Total Number of Cadeler Shares and/or Cadeler ADSs Held	Number of Cadeler Shares and/or Cadeler ADSs Tendered (2,3)

Total Cadeler Shares and/or Cadeler ADSs Tendered:

(1)   Cadeler plc, a public limited company incorporated under the laws of England and Wales (“NewCo” or the “Offeror”), is offering, upon the terms and subject to the conditions set forth in the prospectus/offer to exchange dated September 22, 2026 and in this letter of transmittal, to exchange for each outstanding share of Cadeler A/S, a public limited liability company incorporated under the laws of Denmark (“Cadeler”), with a nominal value of DKK 1.00 per share (each, a “Cadeler Share”), including Cadeler Shares represented by American Depositary Shares (each, a “Cadeler ADS,” and collectively, “Cadeler ADSs,” with each Cadeler ADS representing four (4) Cadeler Shares), validly tendered and not validly withdrawn in the Offer, one (1) ordinary share of NewCo, with a nominal value of $1.00 per share (each, a “NewCo Share”). (2) If Cadeler Shares and/or Cadeler ADSs are held in Book-Entry form through the Depository Trust Company, the Direct Registration System or other direct registration records, you must indicate the number of Cadeler Shares or Cadeler ADSs you are tendering. Otherwise, all Cadeler Shares and/or Cadeler ADSs delivered to the Exchange Agent will be deemed to have been tendered. By signing and submitting this Letter of Transmittal you warrant that these Cadeler Shares and/or Cadeler ADSs will not be sold, including through limit order request, unless properly withdrawn from the Offer. See Instruction 4.

(2)   If you wish to tender fewer than all Cadeler Shares and/or Cadeler ADSs held as listed above, please indicate in this column the number of Cadeler Shares and/or Cadeler ADSs you wish to tender. Otherwise, all Cadeler Shares and/or Cadeler ADSs held by the identified Registered Holder will be deemed to have been tendered. See Instruction 4.

VOLUNTARY CORPORATE ACTION COY:

The names and addresses of the registered holders of the tendered Cadeler Shares and/or Cadeler ADSs should be printed, if not already printed above, exactly as they appear on the applicable security position listing or registration records for such Cadeler Shares and/or Cadeler ADSs.

ELECTION CHOICES FOR DIRECTLY REGISTERED CADELER SHAREHOLDERS

If you hold Cadeler Shares and/or Cadeler ADSs in direct registration form outside of DTC, please indicate below how you wish to receive shares of Cadeler plc ("NewCo Shares") deliverable in respect of your tendered Cadeler Shares and/or Cadeler ADSs.

☐ Delivery through DTC. I elect to receive the NewCo Shares deliverable in respect of my tendered Cadeler Shares and/or Cadeler ADSs through DTC. I understand that delivery through DTC is subject to the NewCo Shares being eligible for deposit into DTC and to my providing valid broker or DTC participant account details and any other information or documentation required by the Exchange Agent, DTC or my broker or other nominee.

For DTC delivery, provide the following information:

Broker / DTC Participant Name: ________________________________;

DTC Participant Number: ________________________________;

Account Name: ________________________________;

Account Number: ________________________________.

☐ Sale election. I elect to have the NewCo Shares deliverable in respect of my tendered Cadeler Shares and/or Cadeler ADSs issued to a sale agent and sold on my behalf, with the net proceeds of such sale delivered to me, subject to any applicable fees, expenses, taxes and withholding.

☐ Certificated shares. I elect to receive the NewCo Shares deliverable in respect of my tendered Cadeler Shares and/or Cadeler ADSs in certificated form. I understand that if I later wish to have those certificated NewCo Shares deposited into DTC (including so that such NewCo Shares may be traded through DTC) or otherwise transfer or trade those shares, any such deposit, transfer or trade may be subject to U.K. stamp duty or stamp duty reserve tax (or a similar or replacement tax) (which I may be required to pay) and related processing requirements.

NO ELECTION

If you do not make a valid election, or if you fail to provide all information required to give effect to your election, the NewCo Shares deliverable in respect of your tendered Cadeler Shares and/or Cadeler ADSs will be delivered in direct registration form through a depositary arrangement entered into by NewCo and the Exchange Agent, unless otherwise determined by the Exchange Agent in accordance with the terms of the Offer.

IMPORTANT

CADELER SHAREHOLDER: SIGN HERE

(Please Also Complete Substitute Form W-9 Included Herein Or An Appropriate IRS Form W-8, as Applicable)

(Signature(s) of Owner(s))

Name(s)

Capacity (Full Title)
(See Instructions)

Address

(Include Zip Code)

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on the applicable security position listing or registration records or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

GUARANTEE OF SIGNATURE(S)

(If required—See Instructions 1 and 5)

APPLY MEDALLION GUARANTEE STAMP BELOW

VOLUNTARY CORPORATE ACTION COY:

VOLUNTARY CORPORATE ACTION COY:

PLEASE READ THE INSTRUCTIONS SET FORTH
IN THIS LETTER OF TRANSMITTAL CAREFULLY

The Offer (as defined below) is not being made to (nor will tender of Cadeler Shares and/or Cadeler ADSs (each as defined below) be accepted from or on behalf of) any person in any jurisdiction where it would be illegal to do so.

Ladies and Gentlemen:

Cadeler plc, a public limited company incorporated under the laws of England and Wales (“NewCo” or the “Offeror”), is offering, upon the terms and subject to the conditions set forth in the prospectus/offer to exchange dated September 22, 2026 (the “Prospectus”) and in this letter of transmittal (the “Letter of Transmittal”), to exchange for each outstanding share of Cadeler A/S, a public limited liability company incorporated under the laws of Denmark (“Cadeler”), with a nominal value of DKK 1.00 per share (each, a “Cadeler Share”), including Cadeler Shares represented by American Depositary Shares (each, a “Cadeler ADS,” and collectively, “Cadeler ADSs,” with each Cadeler ADS representing four (4) Cadeler Shares), validly tendered and not validly withdrawn in the Offer, one (1) ordinary share of NewCo, with a nominal value of $1.00 per share (each, a “NewCo Share”), without interest and subject to reduction for any applicable withholding taxes. Each Cadeler ADS accepted in the Offer will be exchanged for four (4) NewCo Shares. The NewCo Shares issuable under the Offer are referred to as the “Offer Consideration.” The foregoing offer (on the terms and subject to the conditions and procedures described in the Prospectus and this Letter of Transmittal, together with any amendments or supplements thereto) is referred to as the “Offer.” Receipt of the Offer is hereby acknowledged.

This Letter of Transmittal is to be used for tendering Cadeler Shares and/or Cadeler ADSs to the Offeror pursuant to the Offer. Holders of Cadeler Shares (including Cadeler Shares represented by Cadeler ADSs) (“Cadeler Shareholders”) may use this Letter of Transmittal to tender Cadeler Shares and/or Cadeler ADSs held in electronic book-entry form, except that return of this letter of transmittal to Computershare Inc. (the “Exchange Agent”) is not required if a message is transmitted by The Depository Trust Company (“DTC”) to, and is received by, the Exchange Agent, forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the DTC participant tendering the Cadeler Shares and/or Cadeler ADSs that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of this Letter of Transmittal and that the Offeror may enforce that agreement against such participant (an “Agent’s Message”). In each case, tendering Cadeler Shareholders should follow the other instructions set forth in this Letter of Transmittal and in the Prospectus, including the section of the Prospectus entitled “The Offer and the Redomiciliation—Procedures for Tendering Cadeler Shares and Cadeler ADSs.”

The Offer is scheduled to expire at 5:00 P.M., Eastern Time, on October 28, 2026 (the “Expiration Date”), unless and until the Offeror has terminated the Offer or has extended the period during which the Offer is open in accordance with the terms and conditions of the Offer and applicable law, in which event the term “Expiration Date” shall mean the latest time and date at which the Offer, as so extended by the Offeror, will expire. The Offeror is not providing for guaranteed delivery procedures. Accordingly, Cadeler Shareholders must allow sufficient time for the necessary tender procedures to be completed during normal business hours prior to the Expiration Date.

The undersigned hereby tenders, pursuant to the Prospectus, the above-described Cadeler Shares and/or Cadeler ADSs (collectively, the “Tendered Securities”) upon the terms and subject to the conditions set forth in the Prospectus and this Letter of Transmittal. Upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms of any such extension or amendment), and effective upon acceptance for exchange of the Tendered Securities tendered herewith in accordance with the terms of the Offer, as communicated by the Offeror by press release, the undersigned hereby sells, assigns and transfers to or upon the order of the Offeror all right, title and interest in and to all of the Tendered Securities and any and all dividends, distributions, rights, other Cadeler Shares, other Cadeler ADSs or other securities issued or issuable in respect thereof on or after the date hereof (collectively, “Distributions”) and irrevocably constitutes and appoints the Exchange Agent the true and lawful agent of the undersigned with respect to such Tendered Securities (and any and all Distributions), with full power of substitution (such power being deemed to be an irrevocable power coupled with an interest), to (i) transfer ownership of such Tendered Securities (and any and all Distributions) on the account books maintained by the DTC book-entry transfer facility, the Direct Registration System (“DRS”) or other direct registration records, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Offeror, (ii) present such Tendered Securities (and any and all Distributions) for transfer on the books of Cadeler or the Depositary, as applicable, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Tendered Securities (and any and all Distributions), all in accordance with the terms of the Offer. For clarity, unless and until the Offeror has accepted the Tendered Securities for exchange in the Offer, to be communicated by the Offeror by press release, the foregoing sale, assignment, transfer and appointment shall have no effect and shall be deemed not to have any effect.

VOLUNTARY CORPORATE ACTION COY:

By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints each of Mikkel Gleerup and Peter Brogaard Hansen, in their respective capacities as Chief Executive Officer and Chief Financial Officer of the Offeror, any individual who shall thereafter succeed to any such office of the Offeror, and any other designee(s) of the Offeror, severally (and not jointly), as attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to exercise to the full extent the rights of the undersigned with respect to the Tendered Securities, including, but not limited to, to vote at any annual or special meeting of Cadeler Shareholders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper, to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper, and to otherwise act as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to all of the Tendered Securities (and any and all Distributions) tendered hereby and accepted for exchange by the Offeror. This appointment will be effective if and when and only to the extent that the Offeror accepts such Tendered Securities for exchange pursuant to the Offer by communication in a press release. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for exchange of such Tendered Securities in accordance with the terms of the Offer. Such acceptance for exchange shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such Tendered Securities (and any and all Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective).

The Offeror reserves the right to require that, in order for the Tendered Securities to be deemed validly tendered, immediately upon the Offeror’s acceptance for exchange of such Tendered Securities, as communicated by press release, the Offeror must be able to exercise full voting, consent and other rights with respect to such Tendered Securities (and any and all Distributions), including voting at any meeting of Cadeler Shareholders.

The undersigned hereby represents and warrants that (1) the undersigned owns the Tendered Securities (and any and all other Cadeler Shares, Cadeler ADSs or other securities issued or issuable in respect of such Tendered Securities); (2) the undersigned has full power and authority to tender, sell, assign and transfer the Tendered Securities (and any and all Distributions) and that, when the same are accepted for exchange by the Offeror, as communicated by the Offeror by a press release, the Offeror will acquire good, marketable and unencumbered title thereto (and to any and all Distributions), free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Offeror to be necessary or desirable to complete the sale, assignment and transfer of the Tendered Securities tendered hereby (and any and all Distributions). In addition, the undersigned shall remit and transfer promptly to the Exchange Agent for the account of the Offeror any and all Distributions in respect of the Tendered Securities tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, the Offeror shall be entitled to all rights and privileges as owner of each such Distribution and may withhold the Offer Consideration in the Offer in respect of the Tendered Securities tendered hereby.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

The undersigned understands that the valid tender of the Tendered Securities pursuant to any one of the procedures described in “The Offer and the Redomiciliation—Procedures for Tendering Cadeler Shares and Cadeler ADSs” in the Prospectus and in the Instructions hereto will constitute a binding agreement between the undersigned and the Offeror upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms or conditions of any such extension or amendment). Without limiting the foregoing, if the Offer Consideration is amended in accordance with the terms of the Offer as described in the Prospectus, the Offer Consideration to be delivered to the undersigned will be the amended consideration notwithstanding the fact that a different consideration is stated in this Letter of Transmittal. The undersigned recognizes that under certain circumstances set forth in the Prospectus, the Offeror may not be required to accept for exchange any of the Tendered Securities tendered hereby.

The undersigned understands that the delivery and surrender of the Tendered Securities tendered hereby are not effective, and the risk of loss of such Tendered Securities does not pass to the Exchange Agent, unless and until the Exchange Agent receives this Letter of Transmittal, properly completed and duly executed, or an Agent’s Message, together with all accompanying evidences of authority in form satisfactory to the Offeror and any other required documents. THE UNDERSIGNED UNDERSTANDS THAT THE OFFEROR’S INTERPRETATION OF THE TERMS AND CONDITIONS OF THE OFFER (INCLUDING THIS LETTER OF TRANSMITTAL AND THE INSTRUCTIONS HERETO) WILL BE FINAL AND BINDING TO THE FULLEST EXTENT PERMITTED BY LAW. ALL QUESTIONS AS TO THE FORM OF DOCUMENTS AND THE VALIDITY, FORM, ELIGIBILITY (INCLUDING TIME OF RECEIPT) AND ACCEPTANCE FOR EXCHANGE OF ANY CADELER SHARES AND/OR CADELER ADSS WILL BE DETERMINED BY THE OFFEROR IN ITS DISCRETION, WHICH DETERMINATION WILL BE FINAL AND BINDING TO THE FULLEST EXTENT PERMITTED BY LAW. The undersigned also understands that no tender of Cadeler Shares and/or Cadeler ADSs will be deemed validly made until all defects and irregularities with respect thereto have been cured or waived. In addition, the undersigned understands that none of the Offeror, Cadeler or any of their respective affiliates or assignees, the Exchange Agent or the Information Agent identified on the back page of this Letter of Transmittal or any other person is or will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification.

VOLUNTARY CORPORATE ACTION COY:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if (1) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this document, includes any participant in DTC book-entry transfer facility system whose name(s) appear(s) on a security position listing as the owner(s) of Cadeler Shares and/or Cadeler ADSs) of the Tendered Securities, unless such registered holder(s) has completed the box entitled “Special Issuance Instructions” on the Letter of Transmittal or (2) if Cadeler Shares and/or Cadeler ADSs are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in the Security Transfer Agents Medallion Program or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

2. Requirements of Tender. This Letter of Transmittal is to be completed by Cadeler Shareholders, with any required signature guarantees, and returned to the Exchange Agent at its address set forth on the front cover of this Letter of Transmittal, together with any other documents required by this Letter of Transmittal (including a properly completed IRS Form W-9 or IRS Form W-8, as applicable), and must be received by the Exchange Agent prior to the Expiration Date, except that this Letter of Transmittal does not need to be used if an Agent’s Message is utilized. An “Agent’s Message” is a message transmitted by DTC to, and received by, the Exchange Agent, forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the DTC participant tendering the Cadeler Shares and/or Cadeler ADSs that such participant has received and agrees to be bound by the terms of this Letter of Transmittal and that the Offeror may enforce this agreement against such participant. For a Cadeler Shareholder to validly tender Cadeler Shares and/or Cadeler ADSs pursuant to the Offer, the Exchange Agent must receive prior to the Expiration Date (i) this Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees and any other documents required by this Letter of Transmittal or the Exchange Agent, at the Exchange Agent’s address set forth on the front cover of this Letter of Transmittal, or (ii) in the case of a DTC book-entry transfer, an Agent’s Message. See also the section of the Prospectus entitled “The Offer and the Redomiciliation—Procedures for Tendering Cadeler Shares and Cadeler ADSs.”

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE DTC BOOK-ENTRY TRANSFER FACILITY, DRS OR OTHER DIRECT REGISTRATION, IS AT THE OPTION AND THE RISK OF THE TENDERING CADELER SHAREHOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. THE OFFEROR IS NOT PROVIDING FOR GUARANTEED DELIVERY PROCEDURES. ACCORDINGLY, CADELER SHAREHOLDERS MUST ALLOW SUFFICIENT TIME FOR THE NECESSARY TENDER PROCEDURES TO BE COMPLETED DURING NORMAL BUSINESS HOURS PRIOR TO THE EXPIRATION OF THE OFFER.

By signing and submitting this Letter of Transmittal you warrant that these Cadeler Shares and/or Cadeler ADSs will not be sold, including through limit order request, unless properly withdrawn from the Offer.

The method of delivery of this Letter of Transmittal and all other required documents is at the option and the risk of the tendering Cadeler Shareholder and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

LETTERS OF TRANSMITTAL MUST BE RECEIVED IN THE OFFICE OF THE EXCHANGE AGENT BY 5:00 P.M., EASTERN TIME, ON OCTOBER 28, 2026, THE EXPIRATION DATE OF THE OFFER.

No alternative, conditional or contingent tenders will be accepted and no fractional NewCo Shares will be exchanged. All tendering Cadeler Shareholders, by execution of this Letter of Transmittal or transmitting an Agent’s Message, waive any right to receive any notice of the acceptance of their Cadeler Shares and/or Cadeler ADSs for exchange.

3. Inadequate Space. If the space provided herein under “Description of Cadeler Shares and Cadeler ADSs Tendered” is inadequate, the name(s) and address(es) of the registered holder(s), the number of Cadeler Shares and/or Cadeler ADSs and any other required information should be listed on a separate signed schedule and attached hereto.

4. Partial Tenders. If fewer than all of the Cadeler Shares and/or Cadeler ADSs held by any registered holder are to be tendered, fill in the number of Cadeler Shares and/or Cadeler ADSs that are to be tendered in the column entitled “Number of Cadeler Shares and/or Cadeler ADSs Tendered” in the box entitled “Description of Cadeler Shares and Cadeler ADSs Tendered” above. In that case, if any tendered Cadeler Shares and/or Cadeler ADSs are exchanged, a DTC book-entry statement, DRS statement or other direct registration statement, as applicable, for the remainder of the Cadeler Shares and/or Cadeler ADSs (including any not accepted for exchange) will be issued and sent to the registered holder(s) promptly after the Expiration Date. Unless otherwise indicated, all Cadeler Shares and/or Cadeler ADSs held by any registered holder and delivered to the Exchange Agent will be deemed to have been tendered. In each case, Cadeler Shares and/or Cadeler ADSs will be returned or credited without expense to the Cadeler Shareholder.

VOLUNTARY CORPORATE ACTION COY:

5. Signatures on Letter of Transmittal, Transfer Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Cadeler Shares and/or Cadeler ADSs tendered hereby, the signature(s) must correspond with the name(s) as identified in the applicable security position listing or registration records evidencing such shares without any change whatsoever.

If any of the Cadeler Shares and/or Cadeler ADSs tendered hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any of the tendered Cadeler Shares and/or Cadeler ADSs are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

If this Letter of Transmittal or any transfer power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Offeror of the authority of such person so to act must be submitted. If this Letter of Transmittal is signed by the registered holder(s) of the Cadeler Shares and/or Cadeler ADSs listed and transmitted hereby, no separate transfer powers are required unless NewCo Shares are to be issued in the name of a person other than the registered holder(s). Signatures on any such transfer powers must be guaranteed by an Eligible Institution as described under Instruction 1.

6. Special Issuance. If NewCo Shares are to be issued in the name of a person other than the signer of this Letter of Transmittal, the appropriate boxes on this Letter of Transmittal must be completed.

7. Substitute Form W-9. A tendering Cadeler Shareholder is required to provide the Exchange Agent with a correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9 except as provided otherwise in this Instruction 7. The purpose for this form is explained below under “Important Tax Information.” The Cadeler Shareholder must, under penalties of perjury, certify that such number is correct and that such Cadeler Shareholder is not subject to backup withholding of U.S. federal income tax or, alternatively, to establish another basis for exemption from backup withholding. If a tendering Cadeler Shareholder is subject to backup withholding, the Cadeler Shareholder must mark the “Notification of Backup Withholding” box. Failure to provide the information requested on the Substitute Form W-9 may subject the tendering Cadeler Shareholder to a $50 penalty imposed by the Internal Revenue Service (the “IRS”) and to U.S. federal income tax backup withholding at the applicable U.S. federal withholding rate of any payments made to the Cadeler Shareholder or other payee.

Certain shareholders (including, for example, corporations, financial institutions, tax-exempt entities and IRA plans) are not subject to backup withholding. Exempt U.S. Cadeler Shareholders should furnish their TIN and sign, date and return the Substitute Form W-9 to the Exchange Agent. A non-U.S. nonresident (“nonresident alien”) Cadeler Shareholder should submit an appropriate and properly completed IRS Form W-8, a copy of which may be obtained from the Exchange Agent or at www.irs.gov, in order to avoid backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more instructions. We cannot accept a facsimile, photocopy or scanned image of a Form W-8. Failure to complete IRS Form W-9 or the appropriate IRS Form W-8 will not, by itself, cause Cadeler Shares and/or Cadeler ADSs to be deemed invalidly tendered, but may require the Exchange Agent to withhold from any payments made pursuant to the Offer. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability, if any, of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in the overpayment of taxes, a payee may claim a refund or credit by timely submitting the required information to the IRS. Tax matters can be complicated, and the tax consequences of the Offer to a particular Cadeler Shareholder will depend on such holder’s particular facts and circumstances. Cadeler Shareholders should consult their own tax advisors to determine the specific consequences to them of tendering their Cadeler Shares and/or Cadeler ADSs pursuant to the Offer.

FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 INCLUDED HEREIN OR AN APPROPRIATE IRS FORM W-8 MAY RESULT IN BACKUP WITHHOLDING FROM PAYMENTS MADE PURSUANT TO THE OFFER.

8. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Prospectus, this Letter of Transmittal, IRS Form W-8 and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be directed to the Information Agent at the addresses and phone numbers set forth on the back page of this Letter of Transmittal. Cadeler Shareholders may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Offer.

VOLUNTARY CORPORATE ACTION COY:

9. Waiver of Conditions. Subject to the terms and conditions of the Offer and applicable law, the Offeror reserves the absolute right, in its sole discretion, to waive, at any time or from time to time, any of the conditions of the Offer, in whole or in part, in the case of any Tendered Securities, to the extent permitted by applicable law, except as specified in the Prospectus.

10. Withdrawal of Cadeler Shares and Cadeler ADSs Tendered. Cadeler Shares and/or Cadeler ADSs tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date by sending written notice of revocation to the Exchange Agent at the address on the front of this Letter of Transmittal. See also the section of the Prospectus entitled “The Offer—Withdrawal Rights.” Fax copies are not acceptable. After an effective withdrawal you may resubmit to the Exchange Agent a completed replacement of this document and any other documents required by the Offer for properly tendering Cadeler Shares and/or Cadeler ADSs prior to the Expiration Date.

11. Irregularities. All questions as to form, validity, eligibility (including time of receipt) and acceptance for exchange of any tender of Cadeler Shares and/or Cadeler ADSs and any notice of withdrawal will be determined by the Offeror in its sole discretion, which determinations shall be final and binding to the fullest extent permitted by law. The Offeror reserves the absolute right to reject any or all tenders of Cadeler Shares and/or Cadeler ADSs it determines not to be in proper form or the acceptance of or exchange for which may, in the opinion of the Offeror’s counsel, be unlawful. The Offeror also reserves the absolute right to waive any defect or irregularity in the tender of any Cadeler Shares and/or Cadeler ADSs of any particular Cadeler Shareholder, whether or not similar defects or irregularities are waived in the case of other Cadeler Shareholders. No tender of Cadeler Shares and/or Cadeler ADSs will be deemed to be properly made until all defects and irregularities with respect thereto have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Offeror shall determine. None of the Offeror, Cadeler, their respective affiliates and associates, the Exchange Agent, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders of Cadeler Shares and/or Cadeler ADSs, or to waive any such defect or irregularity, and none of them will incur any liability for failure to give any such notice or waiver. The Offeror’s interpretation of the terms and conditions of the Offer, including this Letter of Transmittal, will be final and binding to the fullest extent permitted by law.

IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH ANY SIGNATURE GUARANTEES, OR IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

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IMPORTANT TAX INFORMATION

Under the U.S. federal income tax law, unless an exemption applies, a Cadeler Shareholder whose tendered Cadeler Shares and/or Cadeler ADSs are accepted for exchange is required to provide the Exchange Agent with such Cadeler Shareholder’s correct TIN on the Substitute Form W-9. If such holder is an individual, the TIN is such holder’s Social Security Number. If the Exchange Agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the IRS. In addition, payments that are made to such Cadeler Shareholder may be subject to backup withholding based on the applicable tax rate of the reportable amount.

Certain stockholders (for example, corporations) are not subject to these backup withholding and reporting requirements. Exempt U.S. Cadeler Shareholders should furnish their TIN and sign, date and return the Substitute Form W-9 to the Exchange Agent. In order for a non-U.S. person to claim nonresident alien (or foreign) tax status and qualify for an exemption from backup withholding, such person must submit an appropriate and properly completed IRS Form W-8, attesting to that person’s non-U.S. status. Normally, a non-U.S. individual or corporation will provide a Form W-8BEN or Form W-8BEN-E, respectively. Intermediary entities will provide a Form W-8IMY for the entity, generally along with a Form W-8BEN, Form W-8BEN-E or Form W-9, as applicable, for each beneficial owner and a withholding statement. Such a Form W-8 may be obtained from the Exchange Agent.

If backup withholding applies, the Exchange Agent is required to withhold a percentage of any reportable payments made to the Cadeler Shareholder, currently at a rate of 24%. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS when completing a tax return for that applicable year, based on the withholding amount reported on the Form 1099.

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a Cadeler Shareholder with respect to Cadeler Shares and/or Cadeler ADSs exchanged pursuant to the Offer, the Cadeler Shareholder is required to notify the Exchange Agent of such holder’s correct TIN (or the TIN of another payee) by completing the Substitute Form W-9 enclosed certifying that the TIN provided is correct.

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Questions and requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth below. Requests for copies of the Prospectus, this Letter of Transmittal, an IRS Form W-8 and other exchange offer materials may also be directed to the Information Agent. A Cadeler Shareholder may also contact such Cadeler Shareholder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

Georgeson LLC
51 West 52nd Street
6th Floor
New York, NY 10019
Call Toll Free: (888) 463-7545
Call Non-Toll Free: +1 (283) 224-9035
Email: CadelerOffer@georgeson.com

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